<Letterhead of Crouch, Bierwolf & Chisholm>
                   Certified Public Accountants
                   50 West Broadway, Suite 1130
                    Salt Lake City, Utah 84101


              CONSENT OF CROUCH, BIERWOLF & CHISHOLM
                       INDEPENDENT AUDITORS

     We hereby consent to the reference of our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 21, 1999, with respect to the consolidated financial statements included in the Registration Statement (Form S-1) and related prospectus of WordCruncher Internet Technologies, Inc. for the registration of its common stock.

                                             /s/ Crouch, Bierwolf & Chisholm

                                             Crouch, Bierwolf & Chisholm

                                             By: /s/ Todd D. Chisholm
                                                --------------------------
                                                   Todd D. Chisholm

Salt Lake City, Utah
May 27, 1999